United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 17, 2015, Osiris Therapeutics, Inc.’s Board of Directors approved the promotion of Gregory I. Law to the positions of Chief Financial Officer, Corporate Secretary and Treasurer, and the promotion of Bobby Dwayne Montgomery to serve as Chief Business Officer.

Mr. Law, age 48, is an at-will employee and has been employed by the Registrant since November 17, 2014 as its Vice President of Finance and Principal Accounting Officer. He has been affiliated with the Registrant since fiscal 2006, providing internal audit and financial consulting services.  In his new role, Mr. Law serves as our Principal Financial Officer.   There have been no changes to Mr. Law’s compensation or employment arrangements at this time.

His predecessor, Philip R. Jacoby, Jr., will continue to be an employee of the Registrant to assist Mr. Law on this transition and act in the Principal Accounting Officer role in this interim period. There have been no other changes to the terms of Mr. Jacoby’s employment. Mr. Jacoby intends to relocate to the Austin, TX area for personal reasons.

Dwayne Montgomery, age 47, has been employed by the Registrant since April 2014 as General Manager, Orthopaedics and Sports Medicine. He is an at-will employee with an annual salary of $275,000.  Mr. Montgomery is entitled to bonuses based upon the achievement of performance milestones.  Mr. Montgomery has more than 20-years of medical device experience in global commercial operations and strategic planning. Prior to joining the Registrant, Mr. Montgomery serves as the Senior Vice President of Sales and Marketing for IlluminOss Medical, where he was responsible for worldwide commercialization within the orthopaedic trauma market.  Mr. Montgomery also held progressing roles of executive responsibility at Smith & Nephew, Inc., services as Vice President of Sales & Marketing for the Clinical Therapies Global Business, a division that eventually became Bioventus, Inc.

In Mr. Montgomery’s new role, he reports directly to the President and Chief Executive Officer and manages the strategic relationships with its primary business partners.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: September 21, 2015	By:	/s/ LODE DEBRABANDERE
Lode Debrabandere
President & Chief Executive Officer (principal executive officer)

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